Exhibit 99.1

Vystar’s Subsidiary, Rotmans going out of business as Steve Rotman retires from Rotmans Furniture

New England’s largest furniture and flooring store begins liquidation October 14

WORCESTER, Mass. – Oct. 13, 2022 – Vystar® Corporation (OTCQB: VYST) – Rotmans, the largest furniture and flooring store in New England, announced it is going out of business and will begin total liquidation this week with the retirement of its president and CEO Steve Rotman.

The going-out-of-business sale begins Friday, October 14, at 725 Southbridge St. and includes over $20 million of furniture, mattresses and heirloom quality rugs that will be deeply discounted at close-out prices.

“We’ve had the honor of serving countless families in this region for over 60 years, and I’m proud of earning their loyalty based on providing the best products, service and value overall, which continues until the last piece of merchandise leaves our store,” said Rotman.

Across the sprawling 5 acre warehouse and showroom, shoppers will find every style of quality home furnishings and accessories deeply discounted for immediate pickup or delivery. Major markdowns in all categories; living room, dining room, bedroom, home office, entertainment and more include brands such as Southern Motion, Leather Italia, Best Home, Kuka, Fusion, Klaussner, Steve Silver, Howard Miller, AAmerica, Beautyrest, Sealy, Serta, Tempur-Pedic, and more.

Rotman, 83, has spent his entire life and career in the furniture industry and will be concentrating on his role as CEO of Vystar Corp. For more than 40 years, he served as president and CEO of Rotmans Furniture, one of the oldest and largest furniture and carpet retailers in New England. His parents, Murray and Ida Rotman, founded Rotmans Furniture in 1956, and over the span of decades with their three sons, Barry, Steven and Bernie, built the business and its reputation for quality products, great values and dedication to customer service. In 2019, Rotmans became a publicly traded company when Vystar Corp. acquired a majority interest in the company.

Rotman is widely respected for not only the success of his family business but also the many decades of dedication and collaboration to strengthen the industry. He was a member of the Executive Board of the National Home Furnishings Association (NHFA) and a past president of the New England Chapter of the NHFA. Among several industry accolades over the years, he was also the recipient of the Home Furnishing Association’s Eastern Region Retailer of the Year and the NHFA Retailer of the Year awards, in addition to several other industry awards and certificates. He also served as chairman of the Furniture First Buying Association, a group of hundreds of retailers throughout the U.S.

Equally active in community service and outside of the furniture business, Rotman has served on the board of many organizations. As one of the foremost collectors in the country, he has founded groups and a charitable foundation using memorabilia in education.

A graduate of Clark University and New York University, Rotman was also a lieutenant commander in the U.S. Coast Guard Reserve.

Visit www.rotmans.com for more information about the liquidation event.

About Vystar Corporation:

Based in Worcester, Mass., Vystar® Corp. (OTCQB: VYST) is the majority owner of Rotmans Furniture and Flooring and environmentally friendly technologies and products to improve lives, including RxAir® UV light air purification products that destroy harmful airborne viruses and pathogens, Vytex® Natural Rubber Latex (NRL), and Fluid Energy Conversion. Vytex is a multi-patented, all-natural, raw material that contains significantly reduced levels of the proteins found in natural rubber latex for a stronger, more durable, yet environmentally safe, “green” and fully biodegradable product that can be used in a broad range of consumer and medical products. For more information, visit www.vystarcorp.com.

Contacts:

Media: Julie Shepherd, Accentuate PR, 847_275_3643, Julie@accentuatepr.com

Investors: Steve Rotman at 508 438 4143, or srotman(at)vytex(dot)com

Forward-looking Statements: Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of VYST officials are “Forward-Looking Statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as “believes,” “anticipates,” “intends,” “plans,” “expects,” and similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future VYST actions, product development and delivery, company value, spin-off logistics, merger partners or opportunities, stock value, spin-off or merger plans, pricing and timing, which may be provided by management, are also forward-looking statements as defined by the Act. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to materially differ from any future results, performance, or achievements expressed or implied by such forward-looking statements and to vary significantly from reporting period to reporting period. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual future results will not be different from the expectations expressed in this report. These statements are not guarantees of future performance and VYST has no specific intention to update these statements.